GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
REPORTS SALES AND EARNINGS
FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2019

- Record Sales of $5.0 billion, Up 6.2% -
- Diluted EPS $1.56, Up 4.7% -
- Adjusted EPS $1.50 Excluding Transaction Related Costs and Income -
- Updates 2019 Revenue and Earnings Outlook -

Atlanta, Georgia, October 17, 2019 -- Genuine Parts Company (NYSE: GPC) announced today sales and earnings for the third quarter and nine months ended September 30, 2019.

Sales for the third quarter ended September 30, 2019 were a record $5.0 billion, a 6.2% increase compared to $4.7 billion for the same period in 2018. Total sales for the third quarter included the contribution of 1.2% comparable growth and 6.7% from acquisitions, offset by a 1.0% negative impact from foreign currency translation and 0.7% due primarily to the sale of Grupo Auto Todo in the first quarter of 2019. Net income for the third quarter was $227.5 million and earnings per share on a diluted basis were $1.56. Before the impact of certain transaction costs and other income primarily related to the acquisition of Inenco Group (Inenco) and the sale of EIS, Inc. (EIS), the Electrical Specialties Group of Motion Industries, adjusted net income was $219.0 million, or $1.50 per diluted share.

Third quarter sales for the Automotive Parts Group were up 5.3%, including a 1.8% comparable sales increase, a 6.5% benefit from acquisitions and an unfavorable foreign currency translation of 1.8%. In addition, automotive sales were impacted by 1.2% due primarily to the sale of Grupo Auto Todo. Sales for the Industrial Parts Group were up 9.9%, including a 0.9% comparable sales increase and 9.0% from acquisitions. Sales for the Business Products Group were down 0.9%, consisting primarily of the change in comparable sales growth.

Paul Donahue, Chairman and Chief Executive Officer, commented, “Our third quarter results were highlighted by several accomplishments, including our achieving the $5 billion sales mark for the first time in the history of the Company. In addition, we were pleased to report positive comparable sales in our U.S., Canadian and Australasian automotive businesses as well as our Industrial operations, and we further improved our gross margin. This translated to operating margin expansion in the Industrial and Business Products segments, an improved overall margin performance and strong cash flows for the quarter."

(Cont.)

Mr. Donahue added, "Our team was also active executing on our strategy to further optimize our portfolio. We closed on the Inenco industrial acquisition and the Sparesbox ecommerce investment on July 1st, and we divested of Motion's Electrical Specialties Group on September 30th. We also made significant progress on our action plans to accelerate our ongoing cost savings efforts and develop expense reduction initiatives designed to more effectively address our cost structure, drive meaningful savings and deliver incremental value."

Sales for the nine months ended September 30, 2019 were $14.7 billion, a 3.9% increase compared to $14.1 billion for the same period in 2018. Net income for the nine months was $612.2 million and earnings per share on a diluted basis were $4.18. Before transaction costs and other income, adjusted net income was $636.5 million, or $4.34 per diluted share, for the nine months.

Mr. Donahue concluded, "We were pleased to perform in-line with our expectations for the quarter and are committed to our growth strategy and cost savings initiatives over the near and longer terms. We believe our focus in these areas will serve to deliver improved results and create significant long-term value for our shareholders."

2019 Outlook

In consideration of our results thus far in 2019, as well as the impact of the sale of EIS on September 30, 2019, the Company now expects sales to increase approximately 3.5%. This updated sales outlook represents a change from the Company's previous guidance for a 4.5% to 5.5% sales increase.

The Company expects diluted earnings per share to range from $5.44 to $5.52 and is updating its outlook for adjusted diluted earnings per share, which excludes any nine month and future transaction and other costs and income, to $5.60 to $5.68. This is a change from the Company's prior guidance of $5.65 to $5.75 and is primarily due to the sale of EIS. The Company continues to expect a tax rate of approximately 25% in 2019.

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). These items include adjusted net income and adjusted diluted earnings per share. The Company believes that the presentation of adjusted net income and adjusted net income per common share, which are not calculated in accordance with GAAP, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to both management and investors that is indicative of the Company's core operations. The Company considers these metrics useful to investors because they provide greater transparency into management’s view and assessment of the Company’s ongoing operating performance by removing items management believes are not representative of our continuing operations and may distort our longer-term operating trends. We believe these measures to be useful to enhance the comparability of our results from period to period and with our competitors, as well as to show ongoing results from operations distinct from items that are infrequent or not associated with the Company’s core operations. The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. The Company has included a reconciliation of this additional information to the most comparable GAAP measure following the financial statements below.

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investors,” or by dialing 877-407-0789, conference ID 13694686. A replay will also be available on the Company’s website or at 844-512-2921, conference ID 13694686, two hours after the completion of the call until 12:00 a.m. Eastern time on November 1, 2019.

Forward Looking Statements

Some statements in this press release, as well as in other materials we file with the Securities and Exchange Commission ("SEC") or otherwise release to the public and in materials that we make available on our

(Cont.)

website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to the anticipated strategic benefits, synergies and other attributes resulting from acquisitions, as well as future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services.
The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the Company’s ability to successfully integrate acquired businesses into the Company, including the challenges associated with the integration of processes and systems to ensure the adequacy of our internal controls in regard to the Alliance Automotive Group business, and to realize the anticipated synergies and benefits; changes in the European aftermarket; the Company’s ability to successfully implement its business initiatives in each of its three business segments; slowing demand for the Company’s products; changes in national and international legislation or government regulations or policies, including new import tariffs and the unpredictability of additional tariffs and data security policies and requirements; changes in general economic conditions, including unemployment, inflation (including the impact of potential tariffs) or deflation and the United Kingdom’s referendum to exit from the European Union, commonly known as Brexit; changes in tax policies; volatile exchange rates; volatility in oil prices; significant cost increases, such as rising fuel and freight expenses; labor shortages; uncertain credit markets and other macroeconomic conditions; competitive product, service and pricing pressures; the ability to maintain favorable vendor arrangements and relationships; disruptions in our vendors’ operations, including the impact of tariffs and trade considerations on their operations and output, as required to meet product demand; failure or weakness in our disclosure controls and procedures and internal controls over financial reporting; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company’s information systems, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2018 and from time to time in the Company’s subsequent filings with the SEC.
Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.
About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the U.K., Germany, Poland, the Netherlands and Belgium.  The Company also distributes industrial replacement parts in the U.S., Canada, Mexico and Australasia through its Industrial Parts Group.  S.P. Richards Company, the Business Products Group, distributes a variety of business products in the U.S. and in Canada. Further information is available at www.genpt.com.

(Cont.)

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Senior Vice President - Investor Relations – (678) 934-5628

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2019	2018	2019	2018
Net sales	$5,015,023	$4,722,922	$14,686,116	$14,131,281
Cost of goods sold	3,390,597	3,238,687	9,954,941	9,689,653
Gross profit	1,624,426	1,484,235	4,731,175	4,441,628
Operating expenses:
Selling, administrative and other expenses	1,269,893	1,119,266	3,684,026	3,401,254
Depreciation and amortization	68,922	61,082	197,053	177,896
Provision for doubtful accounts	1,693	4,939	11,624	11,306
Total operating expenses	1,340,508	1,185,287	3,892,703	3,590,456
Non-operating (income) expenses:
Interest expense	26,485	25,084	73,664	75,669
Other	(47,100)	(17,871)	(53,366)	(45,822)
Total non-operating (income) expenses	(20,615)	7,213	20,298	29,847
Income before income taxes	304,533	291,735	818,174	821,325
Income taxes	77,046	71,508	206,007	197,550
Net income	$227,487	$220,227	$612,167	$623,775
Basic net income per common share	$1.56	$1.50	$4.20	$4.25
Diluted net income per common share	$1.56	$1.49	$4.18	$4.23
Dividends declared per common share	$.7625	$.7200	$2.2875	$2.1600
Weighted average common shares outstanding	145,572	146,763	145,875	146,746
Dilutive effect of stock options and non-vested restricted stock awards	617	690	654	574
Weighted average common shares outstanding – assuming dilution	146,189	147,453	146,529	147,320

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales:
Automotive	$2,790,607	$2,649,716	$8,187,760	$7,950,176
Industrial	1,732,831	1,577,329	5,049,975	4,727,938
Business products	491,585	495,877	1,448,381	1,453,167
Total net sales	$5,015,023	$4,722,922	$14,686,116	$14,131,281
Operating profit:
Automotive	$222,100	$226,742	$629,713	$655,059
Industrial	137,525	119,153	394,887	356,535
Business products	21,611	19,846	63,727	62,869
Total operating profit	381,236	365,741	1,088,327	1,074,463
Interest expense, net	(24,770)	(21,881)	(70,313)	(70,713)
Intangible asset amortization	(26,224)	(23,593)	(72,725)	(66,802)
Corporate expense (1)	(25,709)	(28,532)	(127,115)	(115,623)
Income before income taxes	$304,533	$291,735	$818,174	$821,325

(1)
Includes $12,413 of income and $25,809 of expense for the three and nine months ended September 30, 2019, respectively, in certain transaction and other costs related to acquisitions and dispositions. Also includes the realized currency losses incurred on the March 7, 2019 sale of Grupo Auto Todo and the September 30, 2019 sale of EIS, net of a gain from remeasuring the Company's preexisting 35% equity investment to fair value upon acquiring the remaining equity of Inenco on July 1, 2019.

Includes $3,104 of income and $19,010 of expense for the three and nine months ended September 30, 2018, respectively, in certain transaction and other costs related to the acquisition of Alliance Automotive Group and the attempted Business Products Group spin-off, net of a $12,000 termination fee received in the third quarter of 2018.

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	September 30, 2019	September 30, 2018
Assets
Current assets:
Cash and cash equivalents	$451,275	$359,105
Trade accounts receivable, less allowance for doubtful accounts (2019 – $32,374; 2018 – $23,584)	2,739,971	2,655,888
Merchandise inventories, net	3,718,307	3,536,503
Prepaid expenses and other current assets	1,149,118	998,999
Total current assets	8,058,671	7,550,495
Goodwill	2,278,066	2,097,990
Other intangible assets, less accumulated amortization	1,523,656	1,420,480
Deferred tax assets	30,301	22,898
Property, plant and equipment, less accumulated depreciation (2019 – $1,341,995; 2018 – $1,177,952)	1,118,912	937,740
Operating lease assets	1,048,462	—
Other assets	455,122	627,516
Total assets	$14,513,190	$12,657,119

Liabilities and equity
Current liabilities:
Trade accounts payable	$4,195,869	$4,036,006
Current portion of debt	622,132	450,493
Dividends payable	110,784	105,673
Other current liabilities	1,444,028	1,069,017
Total current liabilities	6,372,813	5,661,189
Long-term debt	2,795,878	2,463,452
Operating lease liabilities	797,166	—
Pension and other post–retirement benefit liabilities	202,188	200,558
Deferred tax liabilities	236,064	188,467
Other long-term liabilities	444,344	480,374
Equity:
Preferred stock, par value – $1 per share; authorized – 10,000,000 shares; none issued	—	—
Common stock, par value – $1 per share; authorized – 450,000,000 shares; issued and outstanding – 2019 – 145,293,115 shares; 2018 – 146,759,273 shares	145,293	146,759
Additional paid-in capital	90,560	77,558
Retained earnings	4,674,918	4,349,014
Accumulated other comprehensive loss	(1,268,580)	(962,277)
Total parent equity	3,642,191	3,611,054
Noncontrolling interests in subsidiaries	22,546	52,025
Total equity	3,664,737	3,663,079
Total liabilities and equity	$14,513,190	$12,657,119

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2019	2018
Operating activities:
Net income	$612,167	$623,775
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	197,053	177,896
Share-based compensation	19,820	15,417
Excess tax benefits from share-based compensation	(4,054)	(3,079)
Other non-operating activities	(22,329)	—
Changes in operating assets and liabilities	(57,445)	111,517
Net cash provided by operating activities	745,212	925,526
Investing activities:
Purchases of property, plant and equipment	(182,612)	(91,942)
Proceeds from divestitures of businesses	416,784	—
Acquisitions of businesses and other investing activities	(625,565)	(153,988)
Net cash used in investing activities	(391,393)	(245,930)
Financing activities:
Proceeds from debt	3,928,716	3,406,975
Payments on debt	(3,749,509)	(3,710,934)
Share-based awards exercised	(7,495)	(5,860)
Dividends paid	(328,106)	(310,310)
Purchases of stock	(73,052)	(1,918)
Net cash used in financing activities	(229,446)	(622,047)
Effect of exchange rate changes on cash and cash equivalents	(6,645)	(13,343)
Net increase in cash and cash equivalents	117,728	44,206
Cash and cash equivalents at beginning of period	333,547	314,899
Cash and cash equivalents at end of period	$451,275	$359,105

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2019	2018	2019	2018
GAAP net income	$227,487	$220,227	$612,167	$623,775
Diluted net income per common share	$1.56	$1.49	$4.18	$4.23

Adjustments:
Realized currency losses	$7,664	$—	$34,701	$—
Termination fee	—	(12,000)	—	(12,000)
Gain on equity investment	(38,663)	—	(38,663)	—
Transaction and other costs	18,586	8,896	29,771	31,010
Total adjustments	$(12,413)	$(3,104)	$25,809	$19,010
Tax impact of adjustments	3,973	512	(1,450)	(5,137)
Adjusted net income	$219,047	$217,635	$636,526	$637,648
Adjusted diluted net income per common share	$1.50	$1.48	$4.34	$4.33

The table below clarifies where the items adjusted above are presented in the consolidated statements of income.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Line item:
Cost of goods sold	$4,521	$—	$7,481	$5,779
Selling, administrative and other expenses	15,879	(3,104)	24,103	13,231
Non-operating (income): Other	(32,813)	—	(5,775)	—
Total adjustments	$(12,413)	$(3,104)	$25,809	$19,010

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
CHANGE IN NET SALES SUMMARY
(UNAUDITED)

	Three Months Ended September 30, 2019
	Comparable Sales	Acquisitions	Divestitures and Other	Foreign Currency	Total Net Sales
Automotive	1.8%	6.5%	(1.2)%	(1.8)%	5.3%
Industrial	0.9%	9.0%	—%	—%	9.9%
Business Products	(0.9)%	—%	—%	—%	(0.9)%
Total Net Sales	1.2%	6.7%	(0.7)%	(1.0)%	6.2%

	Nine Months Ended September 30, 2019
	Comparable Sales	Acquisitions	Divestitures and Other	Foreign Currency	Total Net Sales
Automotive	2.1%	4.3%	(0.8)%	(2.6)%	3.0%
Industrial	2.7%	4.3%	—%	(0.2)%	6.8%
Business Products	(0.2)%	—%	—%	(0.1)%	(0.3)%
Total Net Sales	2.1%	3.9%	(0.6)%	(1.5)%	3.9%

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF 2019 FORECASTED GAAP NET INCOME TO FORECASTED ADJUSTED NET INCOME
(UNAUDITED)

(in thousands, except per share data)	Low End	High End
Forecasted GAAP net income	$796,500	$809,000
Forecasted diluted net income per common share	$5.44	$5.52

Add forecasted after-tax adjustments:
Forecasted transaction and other costs	24,359	24,359
Forecasted adjusted net income	$820,859	$833,359
Forecasted adjusted diluted net income per common share	$5.60	$5.68